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                                  EXHIBIT 99.1

[CPS LOGO]

      CPS ANNOUNCES $25 MILLION WAREHOUSE CREDIT SUBORDINATED NOTE FACILITY

IRVINE, California, January 16, 2007 - Consumer Portfolio Services, Inc. (Nasdaq: CPSS) today announced that it has amended and restated one of its $200 million revolving warehouse credit facilities. The terms of the amendment and restatement allow for a maximum additional principal amount of $25 million to be borrowed, represented by subordinated variable funding notes payable to two additional lenders, and an increase in the maximum advance rate from 83% to 93%.

ABOUT CONSUMER PORTFOLIO SERVICES, INC.

Consumer Portfolio Services, Inc. is a specialty finance company engaged in purchasing and servicing new and used retail automobile contracts originated primarily by franchised automobile dealerships and to a lesser extent by select independent dealers of used automobiles in the United States. We serve as an alternative source of financing for dealers, facilitating sales to sub-prime customers, who have limited credit history, low income or past credit problems and who otherwise might not be able to obtain financing from traditional sources.

INVESTOR CONTACT

Robert E. Riedl
Consumer Portfolio Services
949-753-6800